Exhibit 99.1

American Midstream Announces Open Season
For Reconstruction of Midla Pipeline

DENVER, CO – November 29, 2013 - American Midstream Partners, LP (NYSE: AMID) today announced it is holding an open season to offer current and prospective shippers the opportunity to subscribe to firm capacity on one or more versions of a proposed reconstruction of the American Midstream Midla, LLC (“Midla”) mainline pipeline in Louisiana and Mississippi. The open season commenced on November 27, 2013 and will close on December 27, 2013 at 5 p.m. CST.

The open season is to gauge customer interest in replacement of the existing Midla pipeline, which runs from Monroe to Baton Rouge, Louisiana, either in whole or in part.

American Midstream is presenting three options in this open season:

•	A “Replication” option would involve reconstruction of the mainline pipe, largely along the existing right-of-way at a size and pressure capable of replicating current services.

•
A “Natchez Line” option would result in the pipeline being rebuilt from Winnsboro, Louisiana to Natchez, Mississippi, with the retirement of mainline facilities to the north of Winnsboro to Monroe and from Natchez to Zachary, Louisiana.

•	A “Natchez-Plus Line” option would upsize the Natchez Line option to facilitate industrial development and economic growth.

The Midla pipeline was built in 1926 in areas that were largely uninhabited. With the exception of limited areas where the pipeline would be rerouted to take into account the development that has occurred since 1929 and to minimize environmental and other impacts, the rebuild will utilize the existing route.

Should the open season yield long-term commitments sufficient to justify reconstruction of all or a portion of the mainline, Midla will commence the regulatory process necessary to allow reconstruction to begin in the late spring or early summer of 2014.

Additional information and Subscription Request Packages are available at: http://hienergyebb.com/MIDLA/CustomerInformation/RegulatoryDocuments

Questions regarding Midla’s open season can be addressed to:

Kenneth Knox
Director, Gas Supply & Market Services
American Midstream Partners, LP
919 Milam Street, Suite 2450 Houston, TX 77002
Phone: 713-815-3933
Fax: 281-955-4855
Email: kknox@americanmidstream.com

Kelly Kimberly
Kimberly Public Affairs
Phone: 713-328-5151
Email: kellykimberly@kimberlypublicaffairs.com

Deadline for receipt of signed bid forms is 5 p.m. CST, December 27, 2013. Forms may be mailed, emailed or faxed to:

Kenneth Knox
Director, Gas Supply & Market Services
American Midstream Partners, LP
919 Milam Street, Suite 2450 Houston, TX 77002
Phone: 713-815-3933
Fax: 281-955-4855
Email: kknox@americanmidstream.com

About American Midstream Partners, LP
Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit www.AmericanMidstream.com.
About American Midstream Midla, LLC
American Midstream Midla, LLC is a Delaware limited liability company, engaged in the business of transporting natural gas in interstate commerce subject to the jurisdiction of the Federal Energy Regulatory Commission. The Midla mainline facility was commissioned in 1926 to move gas from Monroe Field to a Standard Oil refinery in Baton Rouge, Louisiana.
Forward Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate,” "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 16, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed on November 13, 2013. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

2